UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): January 5, 2012

TAUBMAN CENTERS, INC.
(Exact Name of Registrant as Specified in its Charter)

Michigan
(State or Other Jurisdiction of Incorporation)

1-11530	38-2033632
(Commission File Number)	(I.R.S. Employer Identification No.)

200 East Long Lake Road, Suite 300, Bloomfield Hills, Michigan	48304-2324
(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 258-6800

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      OTHER EVENTS.

On January 5, 2012, Taubman Centers, Inc. (the Company) announced the mortgage lender for Regency Square (Richmond, Va.) accepted a deed in lieu of foreclosure on the property. Title to the property was transferred, effective December 29, 2011, to the mortgage lender on behalf of LNR Partners, LLC as special servicer.  As a result, the Company has been relieved of $72.2 million of debt obligations plus accrued interest associated with the property. LNR Partners, LLC has hired Jones Lang LaSalle to lease and manage the mall and the Company will work with them for a one month transition period.

A copy of the press release is attached as Exhibit 99 to this report and is incorporated by reference.

Item 9.01.                      FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits

The following Exhibits are filed with this report:

Exhibit	Description

99	Press Release dated January 5, 2012, entitled “Regency Square Transferred to the Mortgage Lender.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2012	TAUBMAN CENTERS, INC.

By: /s/ Lisa A. Payne
Lisa A. Payne
Vice Chairman and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99	Press Release dated January 5, 2012, entitled “Regency Square Transferred to the Mortgage Lender.”